Property Lease Contract

Lessor: Beijing King Wing Real Estate Co., Ltd. (Jingruidasha)
Address: East Third Ring South Road, Chaoyang District, Beijing, No. 17
Lessee:HYPERERA Technology (Beijing) Co., Ltd
Address: East Third Ring South Road, Chaoyang District, Beijing No. 17 Jingruidasha A Room B, 11th Floor
 Article 1 Property Information
    Lessor now owns property Jingruidasha 11th Floor, Block B Room A (hereinafter referred to Property) office and rents to the lessee for office use, and the space is  262.29 square meters. Lessee has the right to use public areas as agreed and specified by the Lessor.
Article 2 Lease Period
2.1 The lease starts from July 25, 2009 until July 24, 2010, and the lease contract can be renewed and continues as long as agreed between the two parties.

Article 3 Rent and Payment
3.1 The monthly rental is 17551.57 RMB with a unit price at 2.2 RMB/Square meters/day, the total contract amount is 110610.87 RMB.
3.2 Rent shall be paid within the last ten days of each month and the first payment shall be with 5 days before the lease. 0.1% overdue payment shall be paid if the payment is delayed. Over 15 days delay could be deemed as the default of the contract;
3.3 Rent shall be paid in RMB. Foreign currency shall be converted into RMB before making payment.
3.4 Bank Information
Bank Account Name: Beijing King Wing Real Estate Co., Ltd.
Bank Account Number: 0200022709024207365
RMB Bank: Industrial and Commercial Bank of China Beijing Branch Panjiayuan

Article 4 Deposit
4.1 Within five days commencing the contract, the lessee shall pay two month rent as deposit amount. It is 35103.15 RMB. The deposit is used to guarantee the mutual faith, performance of each Party to the contract.
4.2 Lessee as to terminate the contract without cause during the lease term, the non-refundable deposit to liquidated damages. Deposit amount sufficient to cover the loss of the lessor, lease required the lessee to continue to be liable.
4.3 Lessee as breach of contract, resulting in Lessor be unable to collect rents or expenses resulting therefrom, Lessor may rent or other fees deposit arrived expenditures; if a deposit has been fully charged by the relevant costs of the lessee and the lessee in arrears not continue to deliver the deposit or payment of fees payable, as Lessee terminate the lease contract unilaterally established intention. Lessor does not agree to deposit arrived rent or other fees, costs associated with the lessee required to pay on time, or else be liable for breach.
4.4 Terms of occurrence of 4.3 cases, less than charged by the relevant deposit, the lessee must pay the lessor received notice of breach of contract within ten days of supplement to the state before, otherwise the lessor the right to terminate the contract.

4.5 Lessee shall not be offered to meet the rent charged by the relevant deposit.
4.6 Lessee during the lease term into full compliance with contractual obligations, Lessor shall within ten working days after the expiration of the contract will be paid by Lessee deposit (without interest) refunded to the lessee.

 Article 5 Miscellaneous Fees
5.1 Property management fees, heating costs are included in rental income.
5.2 In the lease period, underground parking rent is 600RMB per month. It is 150 RMB per month for each parking lot on the floor.
5.3 Water, electricity, gas, telephone charged by the lessee is based on the actual amount of monthly payment. Heated water is 10.50 RMB / ton; water is 6.10 RMB / ton; electricity is 0.835 RMB / kwh; gas costs 2.05 RMB / cubic meter; room telephone charges for the first time 0.22 RMB / 3 minutes; 0.11 RMB / minute after ; domestic long-distance telephone charges 0.07 RMB / 6 seconds; Hong Kong, Macao and Taiwan long distance charges 0.20 RMB / 6 seconds; international long-distance 0.80 RMB / 6 seconds (the price of the lease term and the case of the government guidance price adjustment, since the adjustment of the times month from the price charged in accordance with the adjusted). The abovementioned cost shall be paid together with the rent for every month with no delay.
5.4 If the lessee wants to move the original telephone line to Jingruitaisha Block B,  the written notice shall be given to the lessor five working days in advance.  In addition, 235 RMB as the service and management fee shall be charged for each telephone line.
5.5 Since Lessor provides extension phone to Lessee, if long distance phone service is needed, Lessee shall pay 1000 RMB as deposit for domestic long distance phone service and 2000 RMB as deposit for overseas phone service.
5.6 Satellite TV fee is 58.5 RMB/Month, which shall be paid every month together with the rent of the rent space.
5.7 Building, broadband interfaces. If the lessee need to open broadband services can be directly associated with the Beijing WorldCom Network Technology Development Co., Ltd.. Tel: 88099270/71/72 turn 215/206/204.

Article 6 of the responsibility of the lessor
6.1 lease period the lessor without undue recovery housing, such as the lessor to recover halfway houses, the lessee may refuse.
6.2 The Lessor shall ensure that rental housing in the rental period in good used condition lease to the lessee, including water, electricity, gas and so on.
6.3 Lessor to ensure 24-hour cold housing, the normal hot water supply pipes other than normal maintenance.
6.4 in good condition to maintain housing, rent housing shall periodically for inspection and maintenance.
6.5 Block B to maintain Jingruitaisha clean public areas and office cleaning work environment.
6.6 Lessor to ensure 24-hour security services to tenants in accordance with customer requirements strictly confidential.
6.7 to provide fire safety compliance measures.

6.8 to ensure 24-hour property management.
6.9 to ensure the legitimacy of the rental property and to ensure that the lease term, without any third party any right to claim the housing.

Article 7 The responsibility of the lessee
7.1 Lessee shall be the third contract, four, five delivery provisions of the rent, deposit and fees (including the lessee in the housing consumption of water, electricity, telephone, gas (property management fee and other services), such as are in arrears, then as a breach of.
7.2 for clean room housing.
7.3 Lessee can not change the house's structure and decoration, and keep the floor, plaster ceiling, wall, indoor equipment, doors, windows, electrical appliances, wires, furniture, kitchen equipment, bathroom equipment, the good of the situation. If the damage within the contents of the lease term (normal wear and tear excepted) Lessee shall indemnify Lessor for all costs of repair occurred.
7.4 Tenant shall take good care of housing and equipment, such as damage due to improper use shall be liable for compensation.
7.5 over the lease term Lessee shall maintain the house clean and the bathroom pipes clear. Lessee shall bear clear the pipe, clean rooms, maintenance as Lessee (including the lessee's guests, servants, employees) use of non-Dangdang damage costs.
7.6 without the written consent of Lessor, Lessee shall not bring safe, machinery, equipment, luggage and other large items into or out of Jingruidaxia.
7.7 Lessee shall not carry or harboring firearms, ammunition, flammable, explosive or other dangerous goods.
7.8 Housing can not be used for illegal purposes.
7.9 without the prior written consent of Lessor, Lessee shall not install, replace the lock housing.
7.10 Block B shall Jingruidaxia entrance, stairs, aisles, common areas stacked boxes, furniture or garbage.
7.11 over the lease sector, according to the original state of the housing situation or a good exchange of Lessor. (Wear and tear excepted)
7.12 without the written consent of Lessor, Lessee shall not be within the housing and furniture, equipment, facilities, leased or lent to others.
7.13 in rental housing has been renovated, based on the lessee, such as equipment or other decoration to add to prior approval of the written consent of the lessor; lease expires must be restored as it was, and is the lessee bear the cost of acceptance by the Lessor rear may terminate the contract.
7.14 Lessee shall comply with "administrative costs Jingruidaxia agreement" (in Appendix I) requirements.
7.15 Lessee Lessor need to rent the 11th floor A room at least three months; Lessee month in advance notice terminating tenancy the lessor.
Article 8 Breach of Contract
8.1
Lessee of the following circumstances, in addition to the lessor the right to cancel the contract, recover the housing; the lessee has the situation of the third paragraph, the lessor and the lessee the right to demand payment from the date of delinquency penalty, liquidated damages per day It should cost by 1%. Calculation:
(1) the lessee of its lease in the room to engage in illegal activities;

(2) Tenant subleasing, transfer or lend to;
(3) Tenant rent arrears up to 45 days, or arrears due from other costs (including but not limited to the property, water, electricity, gas, heating, telephone, etc.) up to 45 days .

8.2 In the event of circumstances described in clause 8.1, the lessor has the right to deposit and advance payment of rent due from Lessee Offsetting costs, lack of payment of part of the default implementation of the provisions according to 8.1, the lessee no right to ask for a deposit in accordance with clause 4.6, etc. costs.
8.3 In the event of circumstances described in clause 8.1, Lessee agrees to stop rental housing rental arrears be part of the service, including but not limited to water supply and power outages, etc. to prevent loss of rental side to continue to expand the measures, the lessee shall not be committed to this required the lessor to bear any financial liability. Non-payment of fees in the Lessee will be completed with the lessor shall, within 24 hours of resumption of the lessee to provide related services.
8.4 Contract law or by agreement within 3 days after discharge, Lessee shall lease the house all to move out of personal items, expired not moved out, as the lessee to give up ownership of the goods, items leased will be obsolete before material handling, all proceeds go the lessor.
8.5 Failure of the rental contract if the provisions of Article VI to discharge her obligations, the lessee the right to pursue lease for breach of contract.
Article 9 Settlement of Disputes
Between the lessor and the lessee on the contract dispute, the parties shall resolve, difficult to reconcile, they can draw the Beijing Arbitration Commission.
Article 10 Miscellaneous
10.1 The present contract expires, the self-termination
10.2 The annex to the contract is an integral part of this contract.
10.3 hereof matters, from negotiation to resolve the lessor and lessee.
10.4 contract to the Chinese version.
10.5 The contract effective date of the original lease contract void.
10.6 The contract shall be signed or sealed by the date of the contract text in duplicate, Lessor, Lessee holds one.

Lessor: Beijing King Wing Real Estate Co., Ltd
Representative:
Seal;
Witness:
Date: July 25, 2009

Lessee: HYPERERA Technology (Beijing) Co., Ltd
 Stamp:
Witnesses;
Date:  July 24, 2009